EXHIBIT 11

                          ORGANIC FOOD PRODUCTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                    THREE MONTH PERIOD ENDED
                                                           SEPTEMBER 30,
                                                    ------------------------
                                                              1997
                                                             ------


PRIMARY EARNINGS PER SHARE:
COMMON STOCK EQUIVALENTS                                       975,666
  OPTIONS AND WARRANTS GRANTED AND UNEXERCISED                (580,749)
                                                            ----------
                                                               394,917
TOTAL WEIGHTED AVERAGE SHARES ISSUED                         5,890,310
                                                            ----------
WEIGHTED AVERAGE SHARES OUTSTANDING                          6,285,227
                                                            ==========

FULLY DILUTED EARNINGS PER SHARE:
COMMON STOCK EQUIVALENTS
  OPTIONS AND WARRANTS GRANTED AND UNEXERCISED                 975,666
  ASSUMED BUYBACK OF OPTIONS (1)                              (580,749)
                                                            ----------
                                                               394,917
TOTAL WEIGHTED AVERAGE SHARES ISSUED                         5,890,310
                                                            ----------
WEIGHTED AVERAGE SHARES OUTSTANDING                          6,285,227
                                                            ==========


(1) BUYBACK OF OPTIONS UNDER THE TREASURY STOCK METHOD IS AT THE ASSUMED IPO PRICE OF $4.00 PER SHARE